UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE BOARD RESOLUTIONS SET FORTH IN AN OFFICER’S CERTIFICATE ESTABLISHING THE TERMS OF THIS NOTE.

REGISTERED	PRINCPAL AMOUNT: $200,000,000
No.1	CUSIP 854616 AL3

THE STANLEY WORKS

5.00% NOTE DUE MARCH 15, 2010

        THE STANLEY WORKS, a corporation duly organized and existing under the laws of the State of Connecticut (herein referred to as the “Company”, which terms includes any successor Person under the Indenture), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on March 15, 2010 (the “Stated Maturity”), and to pay interest on said principal sum semi-annually in arrears on March 15 and September 15 of each year commencing September 15, 2007 (each an “Interest Payment Date”) at the rate of 5.00% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from March 20, 2007 (“the Issue Date”), to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date or the date of Stated Maturity is not a Business Day, then payment of interest, principal or premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date or the date of Stated Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the March 1 or September 1, as the case may be (the “Regular Record Date”), immediately preceding the relevant Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

        The principal of and premium, if any, and each installment of interest on this Security will be made upon presentation at the office or agency of the Company in The City of New York provided that the payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that so long as the Securities of this series are registered in the name of The Depository Trust Company or its nominee all payments of principal, premium, if any, and interest in respect of this Security will be made in immediately available funds.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name by __________________ the __________________of the Company.

THE STANLEY WORKS

By: ____________________________________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date: March 20, 2007
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: ___________________________________________________
Authorized Signatory

REVERSE OF SECURITY

        This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), designated as its 5.00% Notes due 2010, all issued and to be issued under the Indenture, dated as of November 1, 2002 (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as successor trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) to JPMorgan Chase Bank, and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on March 20, 2007, creating such issue for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

General Provisions

        The provisions for defeasance of the entire Indebtedness of this Security upon compliance with certain conditions set forth in the Indenture shall apply to the Securities.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof by supplemental indenture and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture by the Company (when authorized by or pursuant to a Board Resolution) and the Trustee with the consent of the Holders of a majority in principal amount of the securities at the time Outstanding of each series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor on in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of such series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, the Trustee for 60 days after receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding, and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, any premium, or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        The Securities of this issue are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples thereof.

        As provided in the Indenture and subject to certain limitations therein set forth, Securities of this issue are exchangeable for a like aggregate principal amount of Securities of this issue and of like tenor and of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Security shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer’s Certificate establishing the terms of the Securities of this issue.

Change of Control

        If a Change of Control Triggering Event occurs, Holders shall have the right to require the Company to repurchase all or any part (equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of the Holders’ Securities pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer payment in cash equal to 100% of the aggregate principal amount of Securities to be repurchased plus accrued and unpaid interest, if any, on the Securities repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to the Holders describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Securities, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Securities by virtue of such conflicts.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

•	deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company and the amount to be paid by the Paying Agent.

For purposes of the foregoing, the following definitions are applicable:

“Below Investment Grade Rating Event” means the Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Company’s Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Company or one of the Company’s Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors; or (3) the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who (1) was a member of such Board of Directors on March 20, 2007 or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Further Issues

        The Company may from time to time, without notice to or consent of the Holders of the Securities, issue additional securities of the same tenor, coupon and other items as the Securities, so that such additional securities and the Securities will form a single series of debt securities under the Indenture.

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

(Insert Taxpayer Identification No.)

_______________________________________

________________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

________________________________________________________________________________

________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: